Exhibit 32.1

CERTIFICATIONS

OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q/A of Viper Powersports Inc, a Nevada corporation for the Quarter ended March 31, 2011, the undersigned certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that

(1)	the Quarterly Report on Form 10-Q/A of Viper Powersports Inc for the Quarter ended March 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	the information contained in the Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2011 fairly presents in all material respects, the financial condition and results of operations of Viper Powersports Inc

 Date:  May 8, 2012

/s/ John R. Silseth
John R. Silseth, Principal Executive Officer Viper Powersports Inc.

 Date:  May 8, 2012

/s/ Timothy C. Kling
Timothy C. Kling Principal Financial Officer Viper Powersports Inc.